UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2018

Williams Industrial Services Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

400 E. Las Colinas Boulevard, Suite 400

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 214-574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement.

Williams Industrial Services Group Inc. (the “Company” or “Williams”) previously disclosed that it entered into certain amendments to its $45 million senior secured credit agreement, dated June 16, 2017, with an affiliate of Centre Lane Partners, LLC (“Centre Lane”), as Administrative Agent and Collateral Agent, and the other lenders (collectively, the “Lenders”) from time to time party thereto (as amended or supplemented from time to time, the “Senior Secured Credit Agreement”).

As of July 11, 2018, the Company entered into a Consent and Fifth Amendment (the “New Amendment”) to address, among other things, the commencement of a Chapter 7 bankruptcy proceeding to be initiated by the Company’s wholly-owned subsidiary, Koontz-Wagner Custom Controls Holdings LLC (“Koontz-Wagner”), including a waiver of the event of default caused by such filing. The New Amendment also extends the date of a certain mandatory prepayment under the Credit Agreement to April 1, 2020, requires the payment of a $4 million amendment fee on the effective date of the New Amendment (which, to the extent not paid in cash by the Company, will be capitalized and added to the principal amount of the loan outstanding), extends the first required date for the Company to satisfy the total leverage and fixed charge coverage ratios to June 30, 2020, and makes certain other changes to the Senior Secured Credit Agreement, in each case subject to the terms and conditions of the New Amendment.

The Company expects to include the New Amendment as an exhibit to a future periodic report, to be filed with the U.S. Securities and Exchange Commission (the “SEC”). The foregoing description does not constitute a complete summary of the terms of the New Amendment and is qualified in its entirety by reference to the full text of the New Amendment.

Item 2.05              Costs Associated with Exit or Disposal Activities.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 2.05 by reference.

Item 8.01              Other Events.

The Company previously disclosed that, during the fourth quarter of 2017, it made the decision to pursue strategic alternatives, including a disposition or sale, for its Electrical Solutions segment, which is comprised of Koontz-Wagner’s business, and, as of both March 31, 2018 and December 31, 2017, Electrical Solutions was classified as held-for-sale and presented as a discontinued operation of the Company. In spite of the Company’s efforts, which included retaining financial advisors to sell all or part of Koontz-Wagner’s operations, inside or outside of a federal bankruptcy or state court proceeding (including Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Code”)), the proposed disposition has not progressed as planned due, primarily, to the absence of viable bids in the sale process, the inability of Koontz-Wagner to fund its ongoing operations or obtain financing to do so, and Koontz-Wagner’s deteriorating financial performance. As a result, on July 11, 2018, Koontz-Wagner filed a voluntary petition for relief under Chapter 7 of Title 11 of the Code with the United States Bankruptcy Court for the Southern District of Texas. This filing is for Koontz-Wagner only, is not for the Company as a whole, and is completely separate and distinct from the Williams business and operations.

The petition states that Koontz-Wagner has estimated assets of between $10 million and $50 million and liabilities of between $10 million and $50 million.

As a result of the actions described above and information currently available, the Company currently estimates required payments for  Koontz-Wagner’s International Brotherhood of Electrical Workers Local Union 1392 multi-employer pension plan withdrawal liability to be $263,000 per year for 20 years, and the net present value of those payments will be recorded as a $4.3 million liability. The amount of such payments and liability may vary depending on asset performance and other actuarial factors not known at this time.

In addition, the Company offered most departing employees continued salary for a period of 60 days. In connection with this offer, participating employees will receive an additional sum consisting of the difference between each employee’s current cost of health care and the cost of continued benefits under the Consolidated Omnibus Budget Reconciliation Act (COBRA). Payment of these wages and benefits is contingent upon the departing employee providing a general release of claims against the Company. The Company currently estimates such payments will total approximately $2.4 million.

The Company is a guarantor with respect to Koontz-Wagner’s Houston, Texas facility lease agreement.  The estimated net present value of the remaining 101 monthly payments, without assuming any relief from a potential future sublease of the facility, is approximately $10 million.  The Company is currently assessing its various alternatives in regards to this lease.

The Company expects to recognize all of the pre-tax charges described above in the third quarter of 2018.

The charges herein are estimates, and the actual charges may vary materially based on various factors, including changes in management’s assumptions and other plans, the factors below in “Forward-looking Statement Disclaimer” and other factors.

On July 11, 2018, the Company issued a press release relating to matters described in this report, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-looking Statement Disclaimer

This report contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements or expectations regarding the impact of Koontz-Wagner’s bankruptcy, estimates of charges incurred by the Company in connection with such bankruptcy, planned cost reductions, reorganization and restructuring efforts, management’s ability to position the Company to fulfill its significant potential for future growth and profitability, the Company’s ability to come to new terms under its lending agreement and the timing thereof, and other related matters. These statements reflect the Company’s current views of future events and financial performance and are subject to a number of risks and uncertainties, including its ability to comply with the terms of its credit facility and enter into new lending facilities and access letters of credit, ability to timely file its periodic reports with the SEC, ability to implement strategic initiatives, business plans, and liquidity plans, and ability to maintain effective internal control over financial reporting and disclosure controls and procedures. Actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements.

Additional risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, decreased demand for the services provided by the Company and its subsidiaries due to declines in the industries served, reduced demand for, or increased regulation of, nuclear power, loss of any of the Company’s major customers, whether pursuant to the loss of pending or future bids for either new business or an extension of existing business, termination of customer or vendor relationships, cost increases and project cost overruns, unforeseen schedule delays, poor performance by its subcontractors, cancellation of projects, competition, including competitors being awarded business by current customers, damage to the Company’s reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, loss of customer relationships with the loss of critical personnel, volatility of the Company’s stock price, deterioration or uncertainty of credit markets, changes in the economic and social and political conditions in the United States, including the banking environment or monetary policy, and any suspension of the Company’s continued reporting obligations under the Securities Exchange Act of 1934, as amended.

Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the SEC, including the section of the Annual Report on Form 10-K for its 2017 fiscal year titled “Risk Factors.” Any forward-looking statement speaks only as of the date of this report. Except as may be required by applicable law, Williams undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and you are cautioned to not to rely upon them unduly.

Item 9.01                              Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release, dated July 11, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2018

Williams Industrial Services Group Inc.

By:	/s/ Charles E. Wheelock
Charles E. Wheelock
Vice President, Administration, General Counsel & Secretary